Exhibit 99.1

FOR IMMEDIATE RELEASE

Molecular Insight Receives Extension

of Waiver Agreement with Bond Holders

Cambridge, MA, December 2, 2010 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI), a biopharmaceutical company discovering and developing targeted therapeutic and imaging radiopharmaceuticals for use in oncology, today announced that the Company has received a further extension of its waiver agreement with its Bond holders, allowing debt restructuring discussions to continue.

Earlier this year, Molecular Insight executed the waiver agreement and subsequent amendments with holders of the Company's outstanding Senior Secured Bonds and the Bond Indenture trustee and announced ongoing discussions with the Bond holders concerning a restructuring of its outstanding debt. Under terms of the extension announced today, the Bond holders and Bond Indenture trustee agreed to extend the waiver of a default arising from the inclusion of a going concern explanatory paragraph in the independent auditor's report on the Company’s financial statements for the year ended December 31, 2009, any default arising from the Company’s failure to comply with the minimum liquidity requirements set forth in the Bond Indenture, and other technical defaults under the Bond Indenture. The term of the waiver is extended until 11:59 PM Eastern Standard Time on December 9, 2010, subject to earlier termination by the Bond holders upon certain circumstances. During this waiver extension period, the Company will continue to discuss with its Bond holders various proposals. There are no assurances, however, that such discussions will be successful.

The waiver continues to be subject to a number of terms and conditions. In the event that the waiver expires or terminates prior to the successful conclusion of the Company's negotiations with its Bond holders regarding the restructuring of its outstanding debt, the Company will be in default of its obligations under the Indenture and the Bond holders may choose to accelerate the debt obligations under the Indenture and demand immediate repayment in full and seek to foreclose on the collateral supporting such obligations. If the Company's debt obligations are accelerated or are not restructured on acceptable terms, it is likely the Company will be unable to repay such obligations and may seek protection under the U.S. Bankruptcy Code or similar relief.

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. Molecular Insight has five clinical-stage candidates in development. For further information on Molecular Insight Pharmaceuticals, please visit www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our continued negotiations with our Bond holders, the consequences of the failure to reach agreement with the Bond holders on acceptable terms, our inability to meet our obligations under the Bond Indenture, and our potential filing for bankruptcy. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Such factors include, but are not limited to, risks and uncertainties related to the progress, timing, and results of our negotiations with the Bond holders regarding the debt restructuring, and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company's SEC filings are available through the SEC's Electronic Data Gathering Analysis and

Molecular Insight Receives Extension

of Waiver Agreement with Bond Holders

2

Retrieval system (EDGAR) at http://www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

#      #      #

Contact:

Martin A. Reynolds

Manager

Corporate Communications

(617) 871-6734

mreynolds@molecularinsight.com